______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 2.02: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 13, 2009, GeoResources, Inc. issued a press release providing an operations update.  A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	GeoResources, Inc. Press Release dated October 13, 2009.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: October 14, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	GeoResources, Inc. Press Release dated October 13, 2009.

EXHIBIT 99.1
Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
    FOR IMMEDIATE RELEASE

GeoResources, Inc. Provides Operations Update

Houston, Texas, October 13, 2009 – GeoResources, Inc., (NASDAQ: GEOI), today provided an operations update.

BAKKEN SHALE
The Company holds a proportionate 10% - 18% working interest in approximately 110,000 net acres in the Bakken Shale trend of the Williston Basin.  Approximately 63,000 acres are located in Mountrail County, with the remainder located in adjacent counties.  To date, the Company has realized a 100% success rate with 30 successful wells drilled by the joint venture operator.  In addition, the Company owns minor working interests in more than 125 wells within the Bakken/Three Forks play. These wells have provided invaluable information related to the development economics, geology and drilling and completion procedures with multiple operators at different locations within the basin.  Our joint venture continues to acquire acreage in this expanding play and is currently running three rigs and may occasionally run a fourth drilling rig.

The following table provides an overview of our activities for 2009. The Company reports joint venture and other wells where its interests are meaningful, but generally does not report numerous minor interest wells. With the significant acreage acquisition in May 2009 and subsequent acreage additions, the pace of activity has increased and we expect to participate in more than 60 joint venture wells over the next 18 months, exclusive of the participation in numerous minor interest wells.

WELL NAME	SPACING UNIT	WI	IP (BOPD) 24 HOUR TEST	STATUS (OR ESTIMATED SPUD DATE)
1st Qtr
Jericho #1-5H	640	6.24%	753	Producing
Wombat #1-25H	640	8.05%	541	Producing
Colt #1-16H	640	8.71%	387	Producing
2nd Qtr
Banshee #1-1H	640	5.45%	1060	Producing
Nightcrawler #1-17H	640	6.66%	935	Producing
Polaris #1-21H	640	7.89%	370	Producing
Mamba #1-20H	640	8.86%	894	Producing
Meerkat #1-12H (1)	557	10.00%	1,344	Producing
Bandit #1-29H	640	7.00%	480	Producing

3rd Qtr
Wolf #1-4	640	7.12%	533	Producing
Holst #1-33	640	9.70%	825	Producing
Meerkat #1-7H (1)	557	8.50%	726	Producing
Genesis #1-13H	640	8.45%	1274	Producing
Fox #1-28H	640	14.40%	---	Completing
Minx #1-29H	640	9.90%	---	Completing
Coyote #1-32H	640	5.40%	1383	Producing
Tempest #1-14H	640	5.00%	---	Completing
Bazooka #1-20H	640	10.74%	---	Completing
Zulu #1-21H	640	13.08%	---	Completing
4th Qtr
Skybolt #1-24H	640	5.40%	Drilling	Drilling
Stallion #2-1-12H	1280	11.70%	Moving In	10/15/2009
Goldeneye #2-2H(2)	640	4.34%	Drilling	Drilling
Banshee #2-1H	640	5.41%	---	10/30/09
Howitzer #1-25H	640	14.40%	---	11/3/09
Zephyr #1-36H	640	12.03%	---	11/14/09
Ripper #1-22H	640	5.27%	---	11/24/09
Cougar Fed #1-30H	640	12.19%	---	11/28/09
Cannonball #1-27H	640	8.00% (est.)	---	12/9/09
Tarantula #1-16H	640	4.69%	---	12/19/09
Machete #1-19H ______________________	640	8.08%	---	12/23/09
(1)	Meerkat wells were drilled on a single 557 acre pooled unit.
(2)	Goldeneye #2-2H is an increased density well being the second well on a 640 acre unit.

Completed well costs, including surface equipment and production facilities for single lateral wells drilled on 640 acre units range from approximately $3.0 to $3.5 million.  The economics of drilling on 640 spacing units are attractive and allows us to “prove-up” and place acreage on production under an expedited schedule.  Further, where we drill two or more wells off a single pad, additional vertical well bores may allow for further cost-effective development from in-fill locations or deeper horizontal drilling.  However, we are scheduling 1,280 acre (and some larger) spacing units and have numerous locations which may result in or require such larger spacing units.

AUSTIN CHALK
The Company expects to spud its next well within thirty days. The next two or three locations will be on the north-west side of our acreage block where we expect the reserves to be more “oily” and result in about 50% oil and liquids. To date, the Company has drilled 13 Austin Chalk wells and achieved a 100% success rate. Our present inventory includes 15 proved undeveloped and probable locations within the Giddings Field. At present, we expect to sequentially drill all locations with a single drilling rig. Our working interest varies from 50% to 53%.

Comments
Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “Our drilling programs continue to deliver positive results. The Bakken Shale development play has recently been expanded and provides a continuous opportunity to add reserves and production.  We have interests in approximately 110,000 acres, with over 63,000 acres located in the heart of the play in Mountrail County. After a 60 day suspension of drilling, we are anxious to spud our next Austin Chalk well.  This development program has delivered production and reserve growth. We have a current development inventory of at least 15 locations where we will have in excess of a 50% working interest.  Our acreage position exceeds 68,000 acres, a majority of which is held by production and is prospective for the shallow Yegua and for the Eagle Ford Shale, Buda and Georgetown formations.  We continue to seek attractive acreage additions in both of these successful core areas. Our strong cash flows, earnings, and liquidity provide adequate funding for our capital programs.”

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest, Gulf Coast and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read our 10-K/A for the year ended December 31, 2008 and the other  SEC reports of the Company and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).